Exhibit 4.16

Service Contract for Apartment Accommodation

Contract number:

Service Contract for Apartment Accommodation

(For enterprise customers)

Party A：Hangzhou Shangcheng District Branch of Poly Apartment Management Co., Ltd.

Date：

Party B：Lixin (Hangzhou) Asset Management Co., Ltd.

Date：

Service Contract for Apartment Accommodation

Apartment Provider (hereinafter referred to as Party A): Hangzhou Shangcheng District Branch of Poly Apartment Management Co., Ltd.

Apartment User (hereinafter referred to as Party B): Lixin (Hangzhou) Asset Management Co., Ltd.

Based on the principle of friendly cooperation and mutual benefit, Party A and Party B have reached an Contract on the provision of apartments to Party B through friendly consultation, and signed the following terms and conditions in accordance with the Civil Code of the People’s Republic of China and relevant laws and regulations:

Article 1 Facilities and Usage of the Apartment

1. Party A will provide Party B with Hangzhou Poly NPUB Qianjiang New City United Community Apartment (hereinafter referred to as “Apartment”) located at Building 11 at the intersection of Tonggu Road and Wenchao Road, Hangzhou, Zhejiang Province. Party B shall use the above apartment as the accommodation of Party B’s personnel (i.e. Party B’s employees, customers and guests designated by Party B to live in Party A’s apartment in accordance with this Contract).

2. The apartment is a fully decorated room

3. Both parties shall separately sign the Check-in Order for the specific room type and corresponding fees of the apartment and both parties shall settle and pay the corresponding fees according to the Check-in Order.

4. Party B shall be jointly and severally liable for the breach of contract of its resident staff, including but not limited to the fees payable but unpaid by the staff, the performance bond and the liability for breach of contract in accordance with the Contract and Annex 2 House Handover Sheet.

Article 2 Use Purpose

1. Party B promises to Party A that the house will be used as a residence.

2. Party B promises to Party A that the number of residents shall not exceed the number of beds, and a copy of Party B’s business license and a roster of residents shall be attached to the contract. Based on the restrictions on the facilities and equipment of the house and the allocation of articles, Party B shall not use more than [2] persons for each room in accordance with the provisions of Party A, and shall not change the room at will without the consent of Party A, and shall not adjust the occupancy personnel at will without reporting to Party A 3 days in advance. If it is necessary to increase the number of people for temporary occupancy due to special reasons, an application must be submitted to Party A in advance, and only after the approval of Party A can the people be admitted. If Party B adjusts the accommodation room of the staff or increases the number of staff without the consent of Party A, Party A shall have the right to notify the relevant staff of Party B to move out of the apartment and require Party B to pay the accommodation service fee as required by Party A. If Party B fails to move out for more than three days, in addition to paying the accommodation service fee and penalty, Party A shall have the right to terminate this contract immediately and take back the apartment.

3. Party B shall use the apartment according to the purpose agreed in this Contract, and shall not sublease, transfer or lend it to others (once found, Party A has the right to impose corresponding penalties or terminate the contract according to the actual situation, and the performance bond shall not be returned), shall not use the apartment for illegal activities, and shall use the apartment legally according to this Contract. Party B shall not change the building structure of the apartment and the property where the apartment is located, shall not separate, decorate and/or partially reconstruct the apartment in use, shall not install equipment, pipelines and other facilities, and shall not damage the goods in the apartment in use; otherwise, Party B shall bear all the economic and legal responsibilities arising therefrom. Without the permission of Party A, Party B shall not occupy the part outside the scope of the apartment used by Party A for any reason; without the consent of Party A, Party B shall not change the use of the apartment used by Party A; in case of any of the above breaches, Party A has the right to terminate this Contract.

Service Contract for Apartment Accommodation

4. During the period of accommodation, if Party A proposes to terminate or change the Contract, it shall notify Party B in writing one month in advance, and the contract can be terminated or changed only after both parties reach a consensus through consultation.

5. Upon the expiration of the term of use, Party A shall have the right to take back the house, and Party B shall return the used apartment to its original state as scheduled (except for normal wear and tear). If both parties renew the contract, they shall submit a written application at least 2 months prior to the expiration of the accommodation period and obtain the written consent of Party A, otherwise the contract shall be terminated upon expiration; if Party A does not agree in writing or Party B does not confirm the renewal of the contract 2 months prior to the expiration of the use period, it shall be deemed that Party B voluntarily waives the priority of use under the same conditions.

6. If Party B fails to propose to continue the cooperation 2 months before the expiration of the accommodation period, Party A shall have the right to find a new intended customer for the apartment within the last 2 months of the accommodation period and make necessary preparations. The preparation work includes but is not limited to leading potential customers to see the house, carrying out reasonable and necessary inspection and maintenance of the apartment, publishing advertisements for the service business of the apartment, etc. Party B promises to give active cooperation and keep the apartment clean and tidy.

Note: If the actual occupancy period of Party B exceeds the term of this Contract due to renewal negotiation or other reasons and both parties fail to sign a new renewal contract before the expiration of the term of this Contract, both parties agree that: before signing a new Apartment Accommodation Service Contract for the renewal period, it shall be deemed that the validity period of this Contract is automatically extended on a monthly basis; At this time, unless otherwise agreed by Party A in writing, Party B shall be charged 10% of the accommodation service fee of the last month before the expiration of this contract for the apartment accommodation service fee during the automatic extension period. Party B shall pay the accommodation service fee during the period of automatic extension but not signing the contract within 10 working days after receiving the payment notice from Party A.

However, if both parties fail to sign a new renewal contract after 2 months of the apartment accommodation period under the Contract, or Party B fails to pay the accommodation service fee for the automatic extension period, Party A shall have the right to dismiss Party B’s personnel at any time and require Party B to bear the liability for breach of contract equivalent to one month’s apartment accommodation service fee.

7. Party A shall ensure that the building structure, equipment and facilities of the accommodation house meet the safety conditions of construction, fire control, public security, sanitation and other aspects, and shall not endanger personal safety; Party B shall abide by the national laws and regulations, city-level management regulations and the property management regulations of the house during the period of accommodation in the house. Party B is strictly prohibited from placing inflammable, explosive, highly toxic and other dangerous and prohibited articles in the Premise, or holding all kinds of articles prohibited by laws and regulations.

Service Contract for Apartment Accommodation

8. During the period of accommodation, Party A shall be responsible for the maintenance and repair of the house and its ancillary articles, equipment and facilities due to natural aging (excluding the goods, equipment and facilities brought by Party B). Party A shall have the right to set the maintenance plan according to the actual situation of the house and its ancillary goods, equipment and facilities, and the specific plan shall be subject to the house maintenance/appraisal plan standard jointly issued by Party A and the actual maintenance provider; Party B shall undertake the maintenance and repair of the house and its ancillary goods, equipment and facilities due to improper use or man-made. If the maintenance and repair items are not within the above scope, they shall be settled by both parties through negotiation according to the principle of “who causes who bears”.

9. During the period of accommodation, Party A and Party B shall jointly ensure that the accommodation house and its ancillary goods, equipment and facilities are in a suitable and safe state. Party B shall maintain the normal use of the existing equipment and facilities in the house, and shall obtain the prior written consent of Party A in case of any adjustment. In case of any damage, failure or loss of the house and attached goods, equipment and facilities (including the equipment and facilities in the public area) due to Party B’s improper custody or unreasonable use, Party B shall be responsible for the maintenance, bear the maintenance costs or bear the corresponding liability for compensation (the responsibility for the maintenance of public facilities that cannot be defined within the scope of maintenance shall be shared by all occupants of public facilities). Party A shall have the right to deduct the aforesaid relevant expenses from the performance bond, and Party B shall be liable for compensation for the insufficient part.

Article 3 Apartment Management Requirements

1. Party B shall fully inform Party B’s personnel of the expenses to be borne by Party B’s personnel and the payment requirements of the relevant expenses, the “Notice for Occupation” to be observed by Party B, Party A’s apartment management system and other important information and contents related to the occupancy of Party A’s personnel before their occupancy.

2. Party B has the obligation to cooperate with Party A to manage the occupancy personnel (see the attached Enterprise Convention for specific requirements). If Party B fails to comply with the requirements of the Enterprise Convention, Party A has the right to refuse Party B’s personnel to stay (at this time, Party B still needs to pay all the expenses of the relevant rooms according to the normal use status); If Party B still fails to comply with the requirements of Party A for rectification, Party A shall have the right to terminate the Contract at any time and require Party B to pay one month’s rent as liquidated damages. In case of any additional impact on the normal operation of Party A, Party B shall also compensate for all losses caused thereby.

3. Party B shall ensure that Party B’s personnel comply with the regulations and requirements of the local administrative department and Party A on fire control and public security management, as well as other management systems of Party A’s apartment (collectively referred to as “management regulations”). If Party B’s personnel violate the aforesaid management regulations and fail to correct after Party A’s warning, Party A shall have the right to dismiss the relevant personnel according to the circumstances (at this time, Party B shall still pay all the expenses of the relevant rooms according to the normal use status); If Party B’s personnel violate the management regulations for more than three times (including three times), Party A shall have the right to directly terminate the Contract and require Party B to pay one month’s rent as liquidated damages. In case of any loss caused to Party A, Party B shall also bear full liability for compensation.

4. Party B’s personnel shall submit a written report to Party A at least 3 days in advance before check-in. If Party B fails to submit the report, Party A shall have the right to refuse the check-in of Party B’s relevant personnel (at this time, Party B shall still pay all the expenses of the relevant rooms according to the normal use status). If Party B fails to report that the personnel have actually moved in, all consequences arising therefrom shall be borne by Party B (including but not limited to the social security responsibility arising therefrom, the penalty, rectification required by the administrative department of the place where the apartment is located, or other impacts and losses caused to Party A and its stores).

Service Contract for Apartment Accommodation

5. During the term of the contract, Party B shall designate a special person to be responsible for contacting and docking with Party A. In case of any change in Party B’s contact person or contact information, Party B shall notify Party A in writing 5 days in advance.

1. Article 4 Apartment Accommodation Service Charge, Performance Bond and Payment Method

2. The comprehensive service fee includes but is not limited to: accommodation service fee, management service fee, cleaning service fee for public areas, etc. The fee standard is subject to the details of the Check-in Order.

3. Energy cost

(1) The water, electricity, gas, communication and other public utilities and energy charges incurred by Party B’s accommodation personnel during the use of the apartment shall be paid by Party B’s accommodation personnel/Party B.

(2) Water, electricity, gas and other shared expenses: Party B’s personnel shall not bear the water, electricity, gas and other shared expenses in the public area of the apartment where the apartment is located. The shared expenses of water, electricity and gas in the apartment are calculated as 0 yuan:

1) Shared water and electricity = (reading of the current month-degrees of the previous month) × unit price ÷ number of rooms in the store

2) Be consistent with the sharing method of water and electricity in the building where the apartment is located.

4. Performance bond

(1) Party B shall pay the first phase of the comprehensive service fee on the date of signing this Contract, and pay the performance bond of ￥8800 yuan to Party A (including the accommodation bond of 8800 yuan, the water and electricity bond of 0 yuan, the maintenance bond of 0 yuan, and the energy deposit of 0 yuan). (The specific amount is detailed in the Check-in Order, which shall be paid by Party B to Party A to ensure Party B’s performance of the obligations and responsibilities agreed in this Contract and its annexes.) The deposit shall not be used as any advance payment, but as a guarantee for Party B’s performance of this Contract. After receiving the performance bond, Party A shall provide Party B with a receipt of the same amount.

(2) If Party B has paid the deposit (or earnest money) before the signing of this Contract, the deposit (or earnest money) shall be automatically converted into part of the performance bond when Party B pays the first comprehensive service fee, and the insufficient part shall be supplemented by Party B. Party B shall not use the performance bond to deduct the comprehensive service fee or any payable fee.

(3) If the goods and facilities in the apartment are artificially damaged or destroyed, Party B’s personnel shall make compensation according to the original price (see Annex III for the compensation price of relevant articles), and Party A has the right to deduct the corresponding part from the performance bond and require Party B to bear additional liability for compensation. After Party A deducts Party B’s deposit, Party B shall make up the performance bond by itself within 3 days after receiving Party A’s notice of deduction, otherwise Party A shall have the right to charge liquidated damages to Party B on a daily basis according to the standard of five ten thousandths of the amount that should be made up.

(4) When the term of accommodation expires or this Contract is terminated in advance, if Party B has no breach of contract or arrears of fees, Party A shall return the performance bond to Party B without interest within 30 working days after Party B returns the apartment and the deposit receipt; If Party B fails to pay off the payable expenses, liquidated damages or compensation or other breach of contract, Party A shall have the right to compensate with the performance bond, and shall have the right to recover the insufficient part from Party B.

Service Contract for Apartment Accommodation

5. Heating fee and central air conditioning fee (if any)

If Party B’s personnel live in a store with central heating and central air conditioning, they shall pay the heating fee and central air conditioning fee, which shall be paid by Party B’s accommodation personnel/Party B.

The rates are as follows:

Expense type	Heating expense	Central air conditioning
Charge cycle	15 November-14 March (Charges for time periods that overlap with the contract period)	15 June-14 September (Charges for time periods that overlap with the contract period)
Charge standard	【0】Yuan/Square meters/Month	【0】Yuan/Square meters/Month
Collection method	Pay first and use later, which is consistent with the charge cycle of accommodation fees

6. Payment method

(1) Party B shall pay the payable expenses (including but not limited to the comprehensive service fee, performance bond, energy use fee, etc.) to the following account of Party A, and any expenses incurred therefrom (including but not limited to taxes, bank charges, etc.) shall be borne by Party B.

Account name: Hangzhou Shangcheng District Branch of Poly Apartment Management Co., Ltd.

Bank of deposit: Industrial and Commercial Bank of China Wangjiang East Road Sub-branch

Account No: 1202 0038 0910 0073 867

Taxpayer’s unified social credit code: 9133 0102 MA2K GGR60A

Address: Room 119-10, Building 7, No.45, Broom Bay, Shangcheng District, Hangzhou, Zhejiang

Tel： 0571-86055566

(2) Party A shall, within 15 working days after Party B has paid the relevant expenses, issue to Party B a special VAT invoice/ordinary VAT invoice of the corresponding amount in accordance with the following information:

Company name: Lixin (Hangzhou) Asset Management Co., Ltd.

Address: Room 113, No.147, Ganshui Lane, Shangcheng District, Hangzhou

Tel: 15336533085

Taxpayer’s unified social credit code: 91330102MA28N4R655

Bank of deposit: Everbright Bank Hangzhou Qingchun Sub-branch

Account No: 7962 0188 0000 59325

In case of any change in the above information, Party B shall confirm the changed information in writing to Party A ten working days before Party A issues the invoice. Party A shall not be liable for any error or delay in issuing the invoice due to Party B’s failure to notify Party A in time.

(1) Party B shall pay Party A the accommodation service fee and other service fees (including but not limited to water and electricity, broadband, central air conditioning, heating, etc.) for each subsequent period at least 10 working days before the start of the corresponding period of the current period.

(2) If the payment date agreed in this Contract or shown in the bill is a statutory rest day or statutory holiday, Party B shall perform the payment obligation before the statutory rest day or holiday.

Service Contract for Apartment Accommodation

Article 5 Delivery and Return of Apartment

1. Delivery of the apartment

(1) Party A shall deliver the apartment to Party B one day before the commencement of the accommodation period, and the existing decoration, furniture, sanitary ware, broadband, other supporting decorations and accessories of the apartment shall be used by Party B’s personnel. For details, see Annex II House Handover Sheet of this Contract.

(2) Party A shall ensure that the decoration and equipment of the delivered apartment are in normal use. At the time of acceptance, both parties shall jointly check, accept and confirm the decoration and equipment of the apartment. If there is any objection, it shall be raised on the spot. Party A and Party B shall sign for confirmation after checking the decoration and equipment in the apartment according to Annex II House Handover Sheet, and the delivery shall be deemed to be completed.

(3) On the day when the delivery is completed, Party A shall hand over the apartment key, electronic password or door card and other related items to Party B at one time. During the period of accommodation, the right to use the apartment belongs to Party B, and Party B and its personnel shall pay Party A the comprehensive service fee and other fees on time. Once the apartment is delivered, all risks occurring in the apartment shall be borne by Party B and its personnel.

(4) Party B shall pay the full amount of performance bond to Party A before the delivery date, otherwise Party A has the right to delay the delivery of the house until Party B pays the full amount of performance bond. If Party B fails to receive the apartment on time due to Party B’s reasons, the service period shall not be extended, and Party B shall still bear all the fees payable from the beginning of the service period.

2. Return of the apartment

(1) On the day when the term of accommodation expires or this Contract is terminated in advance, Party B shall immediately vacate and return the apartment to Party A in the state of delivery, keep the relevant decoration, structure, facilities and equipment of the apartment in good condition, and shall not retain goods or affect the subsequent normal use of the apartment. Party B shall complete the formalities for returning the apartment no later than 15:00 on the same day.

Party A and Party B shall sign for confirmation after checking the decoration and equipment in the apartment according to Annex 2 House Handover Sheet, and Party B shall return the apartment key and other related items to Party A, which shall be deemed as the completion of the return of the apartment.

(2) When the apartment is returned, the new things added by Party B or Party B’s personnel can be taken back by themselves, but if Party B or Party B’s personnel make any alterations or changes to the apartment itself, ancillary facilities and equipment, decoration, decorations and accessories provided by Party A, they shall be restored to their original state regardless of whether they have obtained the consent of Party A in advance, and all expenses shall be borne by Party B; Party B shall ensure that the sanitary environment of the apartment is consistent with the delivery.

If the decoration and equipment of the apartment are not restored or cleaned by Party B’s personnel and need to be restored or cleaned by Party A, all expenses incurred therefrom shall be borne by Party B. If the balance of Party B’s performance bond is insufficient to cover the expenses or compensation that Party B shall pay to Party A, Party B shall make up for it to Party A within five days after the termination of this Contract.

(3) If Party B fails to return the apartment on the day when the accommodation period expires or the Contract is terminated in advance, Party A shall have the right to charge Party B a daily penalty of three times the daily comprehensive service fee for the part not returned by Party B (The standard of daily comprehensive service fee = the total monthly comprehensive service fee of Party B/30, and the number of days of compensation = the actual date of returning the apartment-the date of returning as agreed in this Contract).

Party A shall have the right to take necessary measures to forcibly take back the apartment on the fifth day after the termination of this Contract, and Party A may dispose of the goods left by Party B or Party B’s personnel in the apartment in any way.

(4) Party B shall be responsible for cleaning up the house when returning the house. If Party A finds that the house is in a dirty state when returning the house, Party B shall pay the cleaning fee. The general dirty cleaning fee is tentatively set at 100 yuan, and the serious dirty cleaning fee is tentatively set at 150 yuan. The specific fee shall be subject to the actual expenditure of Party A.

Service Contract for Apartment Accommodation

Article 6 Rights and Obligations of Party A

1. Responsibility for the repair of apartments

(1) Party A shall be responsible for the maintenance of the main structure of the apartment, and the maintenance and treatment of the water pipes and wires, equipment and facilities, and other fixed devices in the apartment and public areas that are damaged due to quality problems within the normal use range;

(2) Party A shall be responsible for the repair and treatment of the damaged consumables (such as light bulbs) in the room within 3 months after Party B’s personnel move into the apartment; Party B shall be responsible for the repair and treatment of the damaged consumables (such as light bulbs) in the room within 3 months after Party B moves into the apartment.

2. Party A’s right of access

(1) Party A has the right to enter the apartment under the following circumstances:

1) Party A needs to enter the apartment in order to fulfill its commitments or obligations under this Contract;

2) Party A needs to check and read the items for which Party B is responsible;

3) Party A needs to enter the apartment according to relevant laws and regulations;

4) Party A is required to enter according to any order or notice issued by the government or other judicial/administrative authorities;

5) Party A carries out necessary maintenance, reconstruction and management of the building;

6) Party A needs to enter the apartment in order to exercise the rights under this Contract and Party B’s authorization;

Under the above circumstances, Party B and Party B’s personnel shall allow Party A and its authorized personnel to enter the apartment at such time as Party A deems reasonable, but shall notify the apartment user in advance if circumstances permit.

(2) No matter what is agreed in this Contract, in case of emergency, Party A shall have the right to enter the apartment at any time, but Party A shall make necessary explanations to the corresponding apartment users afterwards. Party B acknowledges and agrees that Party A shall retain and hold the key, electronic key card or access code for entering the apartment.

(3) Party B acknowledges and agrees that Party A may mortgage the rights and interests of the apartment or trade them in other ways such as trust without prior notice to Party B or consultation with Party B. Party B unconditionally and irrevocably waives any right of first refusal it may have to purchase the condominium and the right to receive any notice.

Service Contract for Apartment Accommodation

Article 7 Rights and Obligations of Party B

1. Party B shall provide Party A with the information of the residents of the apartment (including but not limited to the name, contact information, relationship with the residents, etc.) and update it regularly before the start of the accommodation period, so that Party A can provide it to the public security, street office and other relevant departments in a timely manner and manage the apartment. Party B shall ensure that the information provided by it is true and accurate. If Party B fails to update the information of the residents in time or the information of Party B’s personnel and their co-residents is proved to be false, Party A shall have the right to notify the relevant departments, and any liability arising therefrom shall be borne by the relevant parties.

2. The apartment provided by Party A can only be used for living, and the maximum number of people living at the same time is [2]. The specific room type information is detailed in the Check-in Order Form.

3. Party B’s personnel shall provide Party A with relevant supporting documents (including but not limited to their identity certificates, enterprise work cards, letters of introduction or other supporting documents) before moving into Party A’s apartment. Party B shall handle the check-in procedures and pay the performance bond to Party A as required by Party A before Party A delivers the house. Party B’s personnel shall fully understand the management regulations of Party A’s apartment and obey the management of Party A, take good care of apartment keys, electronic passwords or key cards and other related items.

4. Party B understands and cooperates with Party A in the management of the apartment users, and has the obligation to supervise and urge Party B’s personnel to use the apartment reasonably and legally according to Party A’s requirements. If Party B’s personnel violate Party A’s management regulations or cause personal and property losses to a third party, Party A has the right to close the access of relevant personnel to the apartment and notify Party B.

Article 8 Expiration, Modification, Cancellation and Termination of the Contract

1. Party A and Party B agree that the Contract shall be terminated in case of any of the following circumstances during the accommodation period, and neither party shall be liable for the other.

(1) The land use right within the area occupied by the house is withdrawn in advance according to law;

(2) The house is requisitioned according to law for social and public interests;

(3) The house is included in the scope of house demolition permission according to law due to the need of urban construction;

(4) The house is damaged, lost or identified as a dangerous house;

(5) Party A notifies Party B in advance that the apartment is recovered due to the property owner/lessor or other reasons;

(6) Exemptions arising from force majeure as provided by other laws.

Service Contract for Apartment Accommodation

2. In case of any of the following circumstances, Party A shall have the right to unilaterally terminate the Contract.

(1) Failing to pay the accommodation fee as agreed;

(2) The amount of various fees in arrears reaches 15% of the monthly accommodation fee;

(3) Unauthorized alteration of the use of the house, demolition, alteration or damage to the main structure of the house;

(4) Improper custody or unreasonable use damages the house;

(5) Party B transfers the Premises to a third party without the consent of Party A;

(6) The number of residents during the period of accommodation exceeds the number stipulated in the contract; (7) Failing to keep pets in accordance with regulations;

(8) Using accommodation houses to engage in illegal activities and damage public interests.

3. In case of other legal or agreed termination of the contract, the contract shall be terminated in accordance with the law or the contract of both parties.

4. On the day when the accommodation term of the Contract expires or is terminated in advance, Party B shall return the house and empty the goods in accordance with Article 5 of the Contract. If Party B keeps any goods, it shall be deemed that Party B abandons them, and Party A has the right to dispose of them. Party A may issue a written notice of termination to Party B after the occurrence of the circumstances in Paragraph 2 above, and Party A shall have the right to take back the Premises at any time after the termination letter is issued. However, when the termination conditions are reached, Party A also has the right to take back the house at any time.

Article 9 Liability for Breach of Contract

1. After the signing of the contract and the receipt of the comprehensive service fee and other service fees/performance bond paid by Party B, if Party A fails to provide the apartment as agreed in the Contract, which affects the normal use of Party B, Party A shall provide the apartment in accordance with the Contract and deliver it to Party B for use within 7 days. If Party A fails to provide the apartment within the agreed time limit, or the apartment provided again still does not meet the Contract, Party B shall have the right to propose to terminate the Contract, and Party A shall return the received initial apartment accommodation service fee and performance bond without interest, and compensate Party B according to the actual loss.

2. If Party B has reserved Party A’s apartment but fails to pay the accommodation service fee on time, Party A may unilaterally terminate the Contract without refunding the paid deposit.

3. If Party B or Party B’s personnel change the purpose of the house and the occupants without authorization, Party A shall have the right to terminate this Contract immediately, take back the apartment, and have the right to require Party B to pay one month’s rent as liquidated damages.

4. If Party B or Party B’s personnel violate the local fire control, public security management regulations, requirements and other management systems of Party A’s apartment, Party A shall have the right to require Party B to rectify immediately and investigate Party B’s responsibilities in accordance with Article 3 of this Contract.

5. During the term of the Contract, Party B and its personnel shall pay the renewal apartment accommodation service fee and other payable miscellaneous expenses in full and on time as agreed in the Contract. For each day overdue, Party B shall pay the liquidated damages at twice the agreed daily apartment accommodation service fee. For 15 days overdue, Party A shall have the right to terminate the Contract and empty all Party B’s articles and deliver them to other Party B for use. If Party B still fails to pay after being urged by Party A, Party A shall have the right to take all necessary measures, including stopping the supply of water, electricity, gas, air conditioning and other energy and property services, to urge Party B to perform its contractual obligations, and all losses arising therefrom shall be borne by Party B.

Service Contract for Apartment Accommodation

6. If Party A terminates the Contract due to the violation of the Contract by Party B and its personnel, the performance bond paid by Party B shall not be returned. If Party A has issued an invoice and the Contract is terminated in advance due to Party B’s breach of contract, Party B shall cooperate with Party A to complete the red-ink write-off of the returned invoice, and then Party A shall refund the remaining accommodation service fee.

7. If Party B withdraws from the apartment in advance within the term of this Contract, Party A will not refund the performance bond paid by Party B, and the accommodation service fee of the apartment will be settled according to the actual use period of the apartment by Party B.

8. Party A has the right to deduct the compensation expenses incurred by Party B due to breach of contract or damage from the performance bond, and the insufficient part shall be paid by Party B separately.

9. If Party B and Party A negotiate to terminate the Contract in advance, and Party A has issued an invoice, Party B shall cooperate with Party A to complete the red-ink write-off of the returned invoice before Party A returns the performance bond and the remaining accommodation service fee.

10. In case of any dispute arising from the breach of contract by one party, the observant party shall have the right to investigate the liability of the defaulting party for breach of contract. The reasonable losses incurred by the observant party due to its claim for liability for breach of contract and the realization of creditor’s rights shall be borne by the defaulting party. The reasonable losses of the observant party include but are not limited to attorney fees, guarantee fees, travel expenses, arbitration fees, preservation fees and execution fees.

Article 10 Exemption Conditions

1. In case of force majeure or municipal planning and other government actions that cause the failure to continue to perform the contract, both parties shall not be liable for breach of contract, and the apartment accommodation service fee shall be settled by both parties according to the actual period of accommodation, and the excess shall be refunded and the deficiency shall be compensated.

2. If Party A is unable to perform the Contract in whole or in part due to government management requirements and not due to Party A’s business license, Party A shall have the right to unilaterally terminate the Contract without any liability for compensation, or Party A may arrange for Party B’s employees to stay in other stores in the same city.

Article 11 Notice and Service

1. The service address of all kinds of notices involved in the Contract and its annexes and relevant documents in case of disputes in the performance of the Contract are as follows:

Party A confirms that its valid mailing address is the front desk of Building 11 at the intersection of Tonggu Road and Wenchao Road in Shangcheng District.

Party B confirms that its valid mailing address is Room 113, No.147, Ganshui Lane, Shangcheng District, Hangzhou

Contact person of Party A: Tao Hong; Tel: 18358187882; E-mail: hongtao@polyapt.com

Contact person of Party B: Li Zhang; Tel: 18958021816; E-mail:

1. The mailing address, contact telephone, E-mail and other contact information of Party A and Party B listed in Paragraph 1 of this Article are the service addresses during the signing and performance of this Contract and during the settlement of disputes (including the service of legal documents by litigation and arbitration institutions), which shall be confirmed by both parties.

2. Both parties confirm that the contact information and service address agreed in this contract are true and valid. If there is any change, the other party shall be notified in time. The delay and breach of contract caused by the failure to notify in time shall be borne by the changing party.

Service Contract for Apartment Accommodation

Article 12 Other agreement

1. Party A shall not be responsible for the economic behaviors and results of Party B and other parties.

2. When signing this Contract, Party A and Party B are clear about their respective rights, obligations and responsibilities, and are willing to strictly implement the contract. Any matter not covered in this Contract may be settled by both parties through negotiation. If consensus is reached through negotiation, supplementary clauses may be entered into, but the supplementary clauses shall not violate relevant national and local laws and policies.

3. The Contract shall be made in triplicate, with Party A holding two copies and Party B holding one copy, and shall come into effect after both parties affix their official seals or special seals for contract. The Annexes to the Contract shall be an integral part of the Contract and shall have the same legal effect as the Contract.

4. Important notice: Party B shall inform the check-in personnel of Party B to keep their valuables properly and be responsible for them. Party A shall not be liable for any loss of personal belongings.

5. All disputes arising from or in connection with this Contract shall be settled by both parties through friendly negotiation. If both parties fail to settle the disputes through negotiation, they shall be submitted to Guangzhou Arbitration Commission for settlement through negotiation in accordance with the then effective arbitration rules of the Commission. The arbitration award shall be final and binding upon both parties.

6. Other special agreements: The “contact person or authorized representative” specified in this Contract is only responsible for the contact and communication of the business agreed in this Contract, and has no right to make any commitment on behalf of Party A. Any letter/Contract involving the adjustment of the rights and obligations of both parties and Party A’s commitment shall be valid only after Party A affixes its official seal. Unless otherwise expressly agreed in this Contract.

Article 13 Appendices to the Contract

Annex I: Sample of Check-in Order

Annex II: House Handover Sheet

Annex III: Schedule of Maintenance Responsibility of Apartment House

Annex IV: Notice for Check-in

Annex V: Enterprise Convention

Annex VI: Business License of Party A and Party B (copy)

Party A (seal)	Party B (seal):

Representative of Party A (signature):	Representative of Party B (signature):

Contact number:	Contact number:

Signing date:	Signing date:

Service Contract for Apartment Accommodation

Annex I: Sample of Check-in Order

Check-in Order

Apartment Provider (hereinafter referred to as Party A): Hangzhou Shangcheng District Branch of Poly Apartment Management Co., Ltd.

Apartment User (hereinafter referred to as Party B): Lixin (Hangzhou) Asset Management Co., Ltd.

Party A and Party B signed the Apartment Accommodation Service Contract (hereinafter referred to as the “Original Contract”) on. Now, through negotiation, both parties have reached the following occupancy order (hereinafter referred to as the “Order”):

Article 1 Apartment Address: Building 11, Poly Binjiang Shangpin, Intersection of Tonggu Road and Wenchao Road, Shangcheng District, Hangzhou

Article 2 Order details

1. Order house information

Room type	Quantity	Average price of accommodation service charge	Management service fee	Remark
Light luxury two-bedroom	1	8800 yuan/room/month	0 yuan/room/month
Total	1	8800 yuan/room/month	0 yuan/room/month

Note: The above room price only refers to the average price of the contracted room of Party B, and the detailed unit price of the accommodation room is shown in the Accommodation Room Allocation Table for Corporate Customers.

2. Check-in time

Contract start time	Contract end time	Service life
August 15, 2021	August 14, 2024	12 month

3. Payment and payment method

Payment cycle	Monthly payment
Payment method	Swiping card	☐	Corporate transfer	✓	Other	☐

4. Payment of performance bond

Performance bond	8800 yuan	Unified payment by enterprises

Service Contract for Apartment Accommodation

Article 3 The bank account designated by Party A

Account name: Hangzhou Shangcheng District Branch of Poly Apartment Management Co., Ltd.
Account number: 1202 0038 0910 0073 867
Bank of deposit: Industrial and Commercial Bank of China Wangjiang East Road Sub-branch

Article 4 Party B’s invoicing information

Invoice type:	VAT special invoice/VAT ordinary invoice
Invoice name：	Lixin (Hangzhou) Asset Management Co., Ltd.
Invoice Tax No.:	91330102MA28N4R655
Description of invoice content (if any):	Accommodation service fee (6%)

Article 5 Payment cycle of accommodation service fee and management service fee

Party B’s monthly accommodation service fee and management service fee are 8800 yuan/month in total, and the specific payment time is shown in the following table.

Payment date of each due date	Corresponding payment cycle	Time	Amount
Deposit	August 15, 2021 to August 14, 2021	1 year	8800 yuan
August 15, 2021	August 15, 2021 to February 14, 2022	6 month	52800 yuan
February 15, 2022	February 15, 2022 to August 14, 2022	6 month	52800 yuan

Note: Party B shall pay Party A the accommodation service fee and other service fees for each period (including but not limited to water and electricity, broadband, central air conditioning, heating, etc.) within 10 working days before the start of the corresponding period of the current period.

Article 6 Contact information designated by both parties

Contact person designated by Party A:	Tao Hong
Adress:	Building 11, Poly Binjiang Shangpin, Intersection of Tonggu Road and Wenchao Road, Shangcheng District, Hangzhou
Tel：	18358187882
E-mail：	hongtao@polyapt.com

Contact person designated by Party B:	Li Zhang
Adress:	Room 113, No.147, Ganshui Lane, Shangcheng District, Hangzhou
Tel：	18958021816

Article 7 This order is a further agreement on the original contract, an integral part of the original contract, and has the same legal effect as the original contract. In case of any inconsistency between the original contract and this order, the agreement in this order shall prevail. If there is no agreement in this order, the original contract shall prevail.

Service Contract for Apartment Accommodation

Article 8 This Purchase Order shall come into effect as of the date when the legal representatives or authorized representatives of Party A and Party B sign and affix their respective company seals.

Article 9 The original of this order is made in triplicate, with Party A holding two copies and Party B holding one copy. Each copy has the same legal effect.

Annex 1: Accommodation Room Allocation Table for Corporate Customers

Annex 2: Roster of Check-in Personnel Provided by Party B to Party A

Party A (seal):	Party A (seal):

Representative of Party A (signature):	Representative of Party B (signature):

Contact number:	Contact number:

Signing date:	Signing date:

Service Contract for Apartment Accommodation

Annex 1: Accommodation Room Allocation Table for Corporate Customers

Room number	Accommodation service fee (yuan/month)	Room number	Accommodation service fee (yuan/month)
No. 306, Building 11	8800	-	-
Cumulative number of rooms (rooms):	One room
Total monthly rent amount (yuan)	8800 yuan

Note: The above fees include the management service fee, which is charged at 0 yuan/room/month. If Party B actually signs a contract for one room, the total monthly management service fee is 0 yuan.